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                                                                    EXHIBIT 10.8

                           AGENT REPORTING AGREEMENT

                               TABLE OF CONTENTS


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SECTIONS                                                 TITLE
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
        I  PURPOSE AND SCOPE................................................................................          2
       II  DEFINITIONS......................................................................................          3
      III  LOCATIONS COVERED BY THIS AGREEMENT..............................................................          5
       IV  QUALIFICATIONS FOR RETENTION ON THE AGENCY LIST..................................................          5
        V  APPOINTMENT OF AGENT BY CARRIER..................................................................          9
       VI  CHANGE OF NAME OR LOCATION.......................................................................          9
      VII  AGENT'S AUTHORITY, GENERAL RIGHTS AND OBLIGATIONS................................................         10
     VIII  REPORTS AND SETTLEMENTS, DEFAULTS AND OTHER FINANCIAL IRREGULARITIES UNDER ASP...................         11
       IX  ADDITIONAL OPERATING REQUIREMENTS................................................................         20
        X  REFUND OR EXCHANGE OF ARC TRAFFIC DOCUMENTS......................................................         22
       XI  LIABILITY AND WAIVER OF CLAIM....................................................................         22
      XII  DELIVERY AND WITHDRAWAL OF TRAFFIC DOCUMENTS AND IDENTIFICATION PLATES...........................         23
     XIII  CUSTODY AND SECURITY OF TRAFFIC DOCUMENTS AND IDENTIFICATION PLATES..............................         24
      XIV  INSPECTION AND RETENTION OF AGENT RECORDS........................................................         24
       XV  REVIEWS OF QUALIFICATIONS OF AND BREACHES BY AGENT...............................................         25
      XVI  ANNUAL AND APPLICATION FEES......................................................................         27
     XVII  SPECIAL LOCATION EXEMPTIONS......................................................................         27
    XVIII  NOTICES..........................................................................................         29
      XIX  CENTRAL COLLECTION SERVICE.......................................................................         29
       XX  TRANSFER OR ASSIGNMENT OF AGREEMENT, DEATHS AFFECTING OWNERSHIP, ABANDONMENT OF AUTHORIZED AGENCY
           LOCATION, TEMPORARY CLOSURE......................................................................         29
      XXI  REDUCED RATE TRANSPORTATION FOR AGENT............................................................         32
     XXII  REMUNERATION OF AGENTS...........................................................................         32
    XXIII  TRAVEL AGENT ARBITER.............................................................................         32
     XXIV  INTERPRETIVE OPINION.............................................................................         33
      XXV  MEMORANDUM OF AGREEMENT..........................................................................         33
     XXVI  AMENDMENT OF THIS AGREEMENT......................................................................         33
    XXVII  ASSURANCE OF NONDISCRIMINATION...................................................................         33
   XXVIII  EFFECTIVENESS....................................................................................         33
     XXIX  TERMINATION......................................................................................         33
      XXX  OTHER AGREEMENTS SUPERSEDED......................................................................         34
     XXXI  CHOICE OF LAW....................................................................................         34
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                           AGENT REPORTING AGREEMENT

    This agreement by and between Airlines Reporting Corporation (hereinafter
"ARC"), 1530 Wilson Boulevard, Suite 800, Arlington, VA 22209-2448, on its own behalf and on behalf of the carriers which have or hereafter execute the ARC
Carrier Services Agreement (hereinafter "carrier" or "carriers") and which appoint the Agent under this agreement,

                                      and

the person who executes the memorandum of agreement, or otherwise concurs in the adoption of this agreement, as described in section XXV hereof, agreeing to be bound to the terms and conditions of this agreement (hereinafter called "the
Agent" ),

                                  WITNESSETH:

WHEREAS, ARC maintains an agency list containing the names of persons who have been found to meet certain minimum requirements and qualifications, and are eligible to issue ARC traffic documents and to sell air transportation or provide for ancillary services on carriers which appoint them;

WHEREAS, carriers which are parties to the ARC Carrier Services Agreement may appoint and provide their airline identification plates to such persons for the sale of air transportation and the issuance of ARC traffic documents on their behalf;

WHEREAS, ARC administers and operates the agents' standard ticket and area settlement plan (hereinafter "ASP" or "the Plan") through which persons included on the ARC agency list report ARC traffic documents for the sale of air transportation and ancillary services on behalf of the carriers, and make settlement therefore;

WHEREAS, the Agent engages in the sale of air transportation to the public as agent for and on behalf of the carriers and, upon application duly submitted, the agent has been found qualified for inclusion on the ARC agency list;

WHEREAS, the Agent will utilize the plan to report ARC traffic documents issued for the sales of air transportation and ancillary services on behalf of the carriers appointing such Agent, and make settlement therefore;

NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements hereinafter set forth, it is mutually agreed as follows:

SECTION I: PURPOSE AND SCOPE

A. The purpose of this agreement is to facilitate the issuance of ARC traffic documents to the public by agents of carriers in a competitive and efficient manner.

B. This agreement establishes a principal-agent relationship between the Agent and appointing carriers, and governs the terms and conditions under which the Agent is authorized to issue ARC traffic documents at or through its authorized agency locations in the United States, and does not extend to the terms and conditions under which the Agent is authorized to issue tickets and other forms that the carrier may provide to the Agent.

C. This agreement does not constitute the entire agreement between the Agent and a carrier, but is specifically limited to the terms and conditions contained herein.

D. Certain sections of this agreement are labeled so as to distinguish between those provisions which apply only to authorized locations which submit their sales reports via Interactive Sales Reporting (ISR locations) and those provisions which apply only to authorized locations which submit their sales reports via paper reports (non-lSR locations). In such sections, those provisions preceded directly by the heading "lSR Locations" shall apply only to ISR locations, and those preceded directly by the

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    heading "Postal Locations" shall apply only to non-lSR locations. All other provisions of this agreement, where this distinction is not drawn, shall apply equally to both ISR and non-lSR locations. Because a single "Agent"
    may have both ISR and non-lSR locations, in such a case both sets of provisions shall apply to the same Agent, the "Postal Location" provisions setting forth the Agent's requirements regarding its non-lSR locations, and the "ISR Location" provisions determining the Agent's obligations for its
    ISR locations.

SECTION II: DEFINITIONS

For the purpose of this agreement--

AGENCY LIST and LIST mean the agency list maintained by ARC, which includes the name, address and agency code number for each authorized agency location which has been found qualified under ARC standards, and contains the classification under which the location was included.

AGREEMENT means the ARC Agent Reporting Agreement.

AGENT IDENTIFICATION PLATE means a plate bearing the Agent's name, city, state, and code number, which is used in a validator machine for the validation of ARC traffic documents (paper format).

AIRLINE IDENTIFICATION PLATE means a plate bearing the carrier's name or authorized abbreviation, and code number, and is used in a validator machine for the validation of ARC traffic documents (paper format).

ARBITER means the Travel Agent Arbiter established by ARC as an independent entity (including all Associate Travel Agent Arbiters) to decide disputes between ARC and agents and applicants.

ARC LINK means the electronic communications link between ARC and the Agent via the Agent's system provider or via any other means ARC may authorize.

ARC TRAFFIC DOCUMENTS means agents' standard tickets, miscellaneous charges orders, tour orders, and all other accountable forms and documents' both manual and automated, which ARC provides to agents in paper format for issuance to their clients, and which bear ARC-issued numbers, as well as electronic versions thereof. Both formats, paper and electronic, are assumed throughout this agreement; if only one format is applicable, such shall be noted. The term does not include carriers' own ticket stock. which includes tickets, miscellaneous charges orders, tour orders, and other accountable forms and documents of the carriers, or electronic versions thereof.

ARC TRAFFIC DOCUMENTS (PAPER FORMAT) include both manual and automated
(transitional automated tickets and Automated Ticket and Boarding Pass forms)
ARC traffic documents.

ARC TRAFFIC DOCUMENTS (ELECTRONIC FORMAT) mean any ARC traffic documents other than ARC traffic documents (paper format).

AREA BANK means a bank or a processing center designated to receive and process sales reports and remittances from authorized agency locations.

AUTHORIZED AGENCY LOCATION means a place of business operated by an agent which is included on the agency list, and includes the home office location and any branch office location of the Agent.

CHECK; means the check, draft, or debit entry that an area bank draws or initiates on the Agent's account designated pursuant to section VII.B of this agreement, to charge the amount owed by such agent under section VIII hereof.
The various terms for describing the charge are used interchangeably in this agreement.

CONTROL means the power or authority to manage, direct, superintend, restrict, regulate, govern, administer, or oversee; and the term embraces every form of control, actual or legal; direct or indirect; negative or affirmative;
individual, joint, several, or family, without regard to the type or number of

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intervening or supervening persons involved. Two persons are under "common control" when both are controlled by the same person or persons.

CREDIT MEMO means any written or electronically transmitted authorization from a carrier to an agent authorizing the deduction by the agent of a specified dollar amount from the agent's sales report.

CREDIT REQUEST MEMO means any written request from an agent to a carrier demanding payment of any obligation arising under the agreement, and includes any form of credit request authorized by the carrier, including the Agent Sales
Summary Adjustment Request, Form 1282.

DEBIT MEMO means any written or electronically transmitted request from a carrier to an agent for payment of any obligation arising under this agreement.

ELECTRONIC ISSUANCE of ARC traffic documents must include, but is not limited to, the process by which an ARC issued number is assigned to the ARC traffic document.

IMPROPERLY REPORTED SALE MEANS THE AGENT'S SALE OF CARRIER TRANSPORTATION AND/OR
ANCILLARY SERVICES USING AN ARC FRAME DOCUMENT OR DOCUMENTS, WHICH, ALTHOUGH
REPORTED IN THE AGENT'S SALES REPORT, (A) CONTAINS FALSE OR INACCURATE DATA
(INCLUDING, BUT NOT LIMITED TO, FALSE OR INACCURATE CREDIT CARD NUMBERS, AND/OR
FORM OF PAYMENT); OR (B) IS UNAUTHORIZEDLY OR WRONGFULLY SUBMITTED FOR REFUND,
REISSUANCE, OR EXCHANGE.

INDUSTRY AGENTS' HANDBOOK or HANDBOOK means a handbook containing various rules, regulations, and instructions of ARC covering an agent's responsibilities and activities under the agreement, which is maintained by ARC, and updated from time to time, and provided to all agents on a current and continuing basis.

INTERACTIVE SALES REPORTING or ISR means an optional, alternative means by which the Agent may submit, for some or all of its authorized agency locations, the sales information required of it hereunder, thereby fulfilling its reporting obligations to ARC and the carriers via electronic submission, rather than exclusively via the submission of paper documents.

ISR LOCATION means an authorized agency location which has been approved for participation in ISR, and for which the Agent is required to submit sales reports electronically via ISR.

PERSON includes an individual, corporation, partnership, association, company, or firm.

POSTAL LOCATION means an authorized agency location for which the Agent is required to mail its weekly sales reports on paper, rather than submit them electronically via ISR.

SYSTEM PROVIDER means a person, company, or other legal entity which operates a computerized reservations system which supplies data and/or other products and/or services required for the imprinting of ARC traffic documents in paper format, and/or for the issuance of ARC traffic documents in electronic format, and/or for the submission of data via Interactive Sales Reporting (ISR), by ARC-approved agents, and which has entered into an agreement or agreements with ARC and with the carrier(s) regarding the above described data, products, and/or services.

THE TRAVEL AGENT ARBITER PROGRAM, INC. is a corporation chartered in the District of Columbia whose purpose is to oversee the Travel Agent Arbiter and other specified programs.

UNREPORTED SALE MEANS THE AGENT'S SALE OF CARRIER TRANSPORTATION AND/OR
ANCILLARY SERVICES USING AN ARC TRAFFIC DOCUMENT OR DOCUMENTS, WHICH SALE HAS
NOT BEEN INCLUDED BY THE AGENT IN THE SALES REPORT AS REQUIRED BY THIS
AGREEMENT.

UNITED STATES includes only the fifty states and the District of Columbia.

VARIABLE REMITTANCE PLAN means an arrangement negotiated between an individual carrier and an agent, concerning the agent's authorized postal locations, under which the agent settles ARC traffic

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documents with ARC on a schedule other than the tenth day after the close of the sales period, or settles directly with an individual carrier. There are four variable remittance plan options, including Direct Form of Payment (DP), Direct
Form of Payment with Invoice (DI)' Variable Payment with Consolidated Check (PC) and Variable Payment with Individual Check (PI).

WEEKLY SALES REPORT or SALES REPORT means the required weekly sales report as described herein, whether in electronic (ISR) format or paper (postal) format.

SECTION III: LOCATIONS COVERED BY THIS AGREEMENT

A. The Agent may exercise the authority granted herein, only at such places of business operated by the Agent as are included on the ARC agency list.

B. This agreement covers the home office and all branch locations of the Agent, including any which may be added to the ARC agency list after the date of execution hereof.

C. No branch location shall be included on the agency list unless the corporate structure or ownership of the home office and the branch is absolute and all inclusive as a single entity, and the home office has full legal and financial responsibility for the administration, staff, liability, maintenance, and operational expense of the branch location.

D. If the Agent wishes to have a place of business included on the agency list as a branch location under the terms of this agreement, it shall submit an application to ARC in accordance with the procedures ARC shall prescribe for submitting and processing such applications. ARC shall not approve any application for a branch location unless, among other things, the Agent is properly bonded in the amount and form required by section IV.A. I of this agreement.

SECTION IV: QUALIFICATIONS FOR RETENTION ON THE AGENCY LIST

To be retained on the agency list, the Agent must continue to meet the following criteria:

A. FINANCIAL REQUIREMENTS

1.a. The Agent shall, without expense to ARC or any carrier. procure and maintain for the joint and several benefit of the carriers and ARC, a bond issued by a surety included on the current revision of Circular 570 issued by the United States Treasury Department, entitled "Surety Companies
     Acceptable on Federal Bonds." The bond shall be in the form prescribed from time to time by ARC and shall be in the amount prescribed below. Subject to the minimum and maximum amounts stated below. the amount of the bond shall be equal to at least the average monthly net cash remittance as determined for the twelve-month period ending on the last sales period ending date of
     the       month prior to the anniversary date of the Agent's bond. If the
     Agent was approved by ARC within the preceding 12 months, the amount of the bond shall be equal to at least the average monthly net cash remittance of the preceding months ending on the last sales period ending date of the month prior to the anniversary date of the Agent's bond.

(1) The minimum amount of the bond that shall be maintained by each Agent approved by ARC for inclusion on its agency list shall be $20,000. This requirement shall remain in force as to each such agent for two years from the date of such approval; thereafter, the minimum shall be $10,000.

(2) In no event shall the amount of the bond required of an applicant for a change of ownership as described in sections 1, 111, and IV of attachment G of this agreement be less than the amount of the bond required of the Agent prior to the approval of any such ownership change.

(3) The minimum amount of the bond that shall be maintained by each Agent as to which a change of ownership within the scope of section 11 and section V of attachment G of this agreement is approved by ARC shall be $20,000. This requirement shall remain in force as to each such Agent for two years

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    from the date of such approval, thereafter, the minimum shall be $10,000.
    However, in no event shall the amount of the bond required of an applicant for any change of ownership as described in sections 11 and V of attachment
    G of this agreement be less than the amount of the bond required of the
    Agent prior to the approval of any such ownership change, or $20,000, whichever is greater.

(4) The maximum amount of the bond that shall be maintained by each Agent shall be $70,000.

    b. In lieu of the bond required by section IV.A.1.a of this agreement, the Agent may provide an irrevocable bank letter of credit in the form prescribed from time to time by ARC. The amount of the letter of credit shall be determined at all times in the same manner as the amount of the bond.

    c. The Agent's bond or letter of credit shall cover all amounts owed by the Agent to the carriers and ARC for tickets or other instruments of value issued on ARC traffic documents which were supplied in trust to the Agent in paper and electronic format, including, but not limited to: amounts owed for tickets and other instruments of value which have been used but not reported or paid for; amounts owed for dishonored drafts or debit entries; and amounts owed on account of the loss, misapplication, then, forgery, or unlawful use of ARC traffic documents unless the agent is otherwise relieved of liability pursuant to the terms of this agreement.

2. Effective on and after May 1, 1987, each agent which has been on ARC's agency list continuously for two years' and each agent (1) as to which ARC has approved a change of ownership within the scope of parts II or V of attachment G to this agreement and (2) which has been on ARC's agency list continuously for two years, may maintain, in lieu of the bond or letter of credit prescribed above, a bond or letter of credit in the required form in the amount of $10.000. This option may not be exercised until the Agent has submitted, and ARC has approved in writing, a current financial statement which shall thereafter be updated and submitted annually to ARC for written approval and shall at all times meet the following requirements:

    a. The financial statements of the Agent must: (1) be examined or audited in accordance with generally accepted auditing standards; and (2) be prepared in accordance with generally accepted accounting principles; and
       (3) contain a report on the examination signed by a person or firm licensed to practice public accountancy in a state of the U.S. Financial statements which are merely "reviewed" or "compiled," but not examined or audited by a firm licensed to practice public accounting, do not meet these requirements; and

    b.  Tangible net assets demonstrated by such statements shall be at least
       $100,000; and

    c. The report on the financial statements must have been prepared within four months of the close of the period covered by the financial statements and, together with the relevant forms. mailed to ARC within thirty (30) days after the date of the report of the public accountant.

    d. Where the Agent is not a corporation but involves one or more individuals, personal financial statements may be accepted if prepared in accordance with Statement of Position 82-1 as published by the American
       Institute of Certified Public Accountants, and meets all other requirements set forth above.

    e. Financial statements meeting all the relevant requirements above may be accepted on behalf of an incorporated agent from either the parent organization, if the Agent is its subsidiary, or a stockholder of the Agent, provided that such parent or stockholder has on file with ARC an acceptable written guarantee of the Agent's obligations under this agreement.

3. Any required change in form of the bond, or any required adjustment of the amount of the Agent's bond or irrevocable bank letter of credit to provide coverage in excess of the minimum shall be made each time it is renewed, reinstated, or replaced. If ARC determines that the Agent's bond or irrevocable bank letter of credit is less than the required amount, ARC will notify the Agent at least

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    ninety (90) days in advance of the anniversary date of such instrument. If, however, the increase required is greater than $10,000, the Agent may increase the bond or leper of credit in the amount of $10,000 per quarter, or 25 percent of the total increase required per quarter, whichever is higher.

Notwithstanding the above concerning the time for adjusting, and the method of adjusting, the amount of coverage required, ARC will not approve an application for an additional authorized agency location of an agent unless the agent's bond or letter of credit is in the form prescribed by ARC and the amount prescribed by section IV.A. 1 of this agreement.

4. In addition to the other financial requirements of this subsection, the Agent shall cause to have executed on its behalf a "Personal Guaranty of Payment and Performance," attachment C of this agreement, if:

    a   ARC sends the Agent a notice of financial or reporting irregularity pursuant to section VIII.D.l.a, b, or c;

    b.  The Agent is subject to the additional operating requirements of section
       IX.B;

    c. The Agent seeks to appeal ARC's removal of its traffic documents and the airline identification plates pursuant to section XV.A; or

    d.  The Agent is required by the Arbiter to do so.

B. PERSONNEL STANDARDS

1. Each authorized agency location of the Agent shall have at least one person who is a full-time employee of the Agent at the place of business, and is either the owner, partner, officer, manager, or supervisor who fulfills each of the following qualifications:

    a. Exercises daily supervision of, and responsibility for, the operations of that agency location and has the authority to make management decisions therefor;

    b. Has at least two years' full-time experience in either (1) selling general travel services to the public or (2) supervising the operation of a business offering such services; and

    c.  Has demonstrated knowledge of the provisions of the Industry Agents'
       Handbook.

2. Each authorized agency location of the Agent shall have at least one full-time* employee of the Agent who has either:

    a. had, within the past three years, one year's full-time* experience in airline ticketing; or

    b. Certified ARC Specialist ("CAS") status, having demonstrated knowledge of the provisions of the Industry Agents' Handbook, including, for example, Area Settlement Plan ("ASP") processing, ARC traffic document preparation, refunds and exchanges, ticket security rules and procedures, and preparation and reconciliation of weekly sales reports, through successful completion of the Certified ARC Specialist Examination.

    *"full-time" means regularly scheduled working hours at an agency location for a minimum of 35 hours per sales reporting period.

3. Each authorized agency shall notify ARC in writing of any change in employment status of any of the Agent's CAS qualifier(s). Such notice shall be sent to ARC within 45 days of the CAS's change in status.

[OFFICIAL COMMENTARY: SECTION IV.B.2.B SHALL BE OPTIONAL FOR ALL AGENTS
EFFECTIVE JANUARY 1, 1998, THROUGH DECEMBER 31, 1998. THE CAS SHALL BE MANDATORY
FOR ALL NEW AGENTS, AS WELL AS NEW BRANCH LOCATIONS (INCLUDING ONSITES), AND
TYPE II AND V OWNERSHIP CHANGES, SEEDLING ARC APPROVAL ON OR AFTER JANUARY 1,
1999.]

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C. GENERAL QUALIFICATION REQUIREMENTS

1. The Agent shall be a citizen or national of the United States, or an alien authorized employment (see 8 C.F.R. Part 274A), or a foreign corporation authorized to do business in the jurisdiction in which the location is situated.

2. Each authorized agency location shall be clearly identified as, and held out to the public to be, an office for the sale of air transportation or ancillary services on behalf of the air transportation industry.

3. The name of the Agent shall not be the same as, or misleadingly similar to, a carrier, and not be identified as an airline office.

4. Each authorized agency location shall be open and freely accessible to the public.

5. The office, department, or space which the Agent purports to be the authorized agency location is engaged primarily in the retail sale of passenger transportation.

D. OTHER REQUIREMENTS

1. The Agent is ineligible for retention on the agency list where investigation reveals that:

    a. There was a material misrepresentation or inaccuracy in any application of the Agent for inclusion on the agency list. or for changes to its status or listing thereon, or in any attachments thereto;

    b. Any person who is involved in the day-to-day operations of the agency and has access to monies from the sale of traffic documents, is not a citizen, or national of the U.S., or an alien authorized employment in the U.S.; or

    c. The Agent's authorized agency location* does not have the requisite licenses** of the jurisdiction in which located.

    *For purposes of this section only, authorized agency location is limited to all Independent, Home Office, and Branch locations, including Restricted
    Access and Special Event locations. Satellite Ticket Printer (STP) and
    On-Site Branch (OSB) locations are exempt from this requirement, however, unless otherwise mandated by federal, state, or other local law or authority.

    ** Requisite license includes, but is not limited to, any and all licenses mandated by federal, state, or local legislation or authority, which enable the Agent to lawfully conduct business at each of its authorized agency locations. Examples include state licenses, e.g., the California Sellers of Travel Law.

2. The Agent is ineligible for retention on the agency fist if ARC has reason to believe that the Agent, or any person holding a financial or ownership interest in the Agent, or any officer, director, qualifying manager, or any person employed by it in a capacity in which that person has access to ARC traffic documents or money held by the Agent in payment therefor:

    a. Has or had a financial interest in, or a connection or affiliation with, or was employed by, any agent previously canceled from the agency list*;
       or

    b. Has or had a financial interest in, or a connection or affiliation with, or was employed by, any agent presently declared in default under the provisions of section Vlil of the agent reporting agreement*; or

    c. Has been convicted of a felony, or a misdemeanor related to financial activities, or has been found by a court of competent jurisdiction to have committed a breach of fiduciary duty involving the use of funds of others, unless, based upon investigation, experience of the carriers with such person(s), where applicable, and all information and facts available, it is determined by ARC that

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       the Agent can be relied on to adhere to the terms of this agreement. If the conduct invoking this provision occurred more than seven years prior to the filing of a complaint with the Arbiter, there shall be a rebuttable presumption the Agent can be relied upon to adhere to the terms of this agreement.

* For the purposes of this subsection, references to the ARC agency list and the Agent Reporting Agreement include, in addition, the agency list and the Passenger Sales Agency Agreement, and its predecessor Sales Agency
    Agreement, of the Air Traffic Conference of America.

E. REAPPLICATIONS

1. Any applicant agency, including officers, owners, or shareholders thereof which, regardless of intent, fails to disclose, falsifies, or otherwise materially misrepresents any application information pertaining to:

        a) a previous affiliation with a canceled agency or an agency currently in default;

        b) the existence of a felony conviction or financially related misdemeanor;

        c)  a prior bankruptcy;

        d)  personal identification;

        e)  employment history; or

        f)  the true ownership of the agency,

    shall be ineligible for inclusion on the Agency List for a period of twelve
    ( 12) consecutive months from the date of ARC's disapproval letter advising the applicant such occurrence has been discovered.

2. Any agency or individual may appeal AKC's determination that it is subject to the terms of this section to the Travel Agent Arbiter.

SECTION V: APPOINTMENT OF AGENT BY CARRIER

A carrier may issue an appointment to the Agent permitting the Agent to issue
ARC traffic documents on behalf of the carrier in one of two ways:

A. The Agent shall be automatically appointed by any carrier which has, or hereafter may, deposit with ARC a general concurrence for the appointment of all agents on the ARC agency list. From time to time ARC will publish a list of all carriers which have deposited such a general concurrence.

B. Any carrier which has not deposited with ARC the general concurrence for the appointment of all agents on the ARC agency list may appoint the Agent by delivering to the Agent a written certificate of appointment.

SECTION VI: CHANGE OF NAME OR LOCATION
  A. PROCEDURES TO CHANGE NAME

    The Agent must provide thirty (30) days written advance notice to ARC to change its name and names as set forth in this agreement, under which its activities must be conducted. Within the thirty (30) day period, ARC shall ascertain whether the proposed name violates this agreement. If approved, ARC shall correct the agency list, notify all carriers and the system providers, and, unless the change relates only to a branch location, execute an amendment to the memorandum of agreement reflecting the change. If the proposed change is disapproved, ARC shall notify the carriers and the system providers and also advise the Agent with specific reasons, and the Agent may obtain review of that decision by the Arbiter, in accordance with section
    XXIII of this agreement. Whenever the legal name of the Agent is changed, the Agent must provide to ARC a bond or letter of credit, in the correct amount and form prescribed by ARC, which includes the Agent's new legal name.

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B.  PROCEDURES TO CHANGE LOCATION

    The Agent must provide written advance notice to ARC to change its business location, accompanied by a full description in the form prescribed by ARC.
    If the new location is qualified under the standards set forth in section
    IV.C hereof, it shall be approved and ARC shall correct the agency list and notify all carriers and the system providers. If the location fails to qualify, ARC shall disapprove the change and notify the carriers and the system providers, and so advise the Agent with specific reasons. ARC shall advise the Agent of its approval or disapproval within forty-five (45) days of the receipt of the written notice from the Agent. The Agent may obtain review of that decision by the Arbiter, in accordance with section XXIII of this agreement. The Agent may, nevertheless, change the location pending the Arbiter's decision. If the Agent does not request such review and, further, fails to relocate to its former authorized agency location within 30 days from ARC's notice of disapproval' ARC may file a complaint against the Agent.

SECTION VII: AGENT'S AUTHORITY, GENERAL RIGHTS AND OBLIGATIONS

A. The Agent shall at all times maintain ethical standards of business in the conduct of the agency and in its dealing with its clients' the public and the carrier.

B. The Agent shall designate a bank account for the benefit of ARC and the carrier for deposit of (1) the proceeds of the sales of air transportation and ancillary services for which ARC traffic documents were issued, and (2) such funds as may be required to pay any other amount which ARC is authorized to drab from the account. The Agent recognizes that the proceeds of the sales, less the Agent's commissions, on these ARC traffic documents are the property of the carrier and shall be held in trust until accounted for to the carrier.

C. In selecting the airline identification plate to be used in validating ARC traffic documents, or in the identification of the ticketing carrier, the Agent will follow the procedures specified in attachment F, hereto.

D. The provisions of section Vll.C above notwithstanding, no agent shall use an airline identification plate of one carrier, or identify a carrier on an ARC traffic document as the ticketing carrier, in connection with the sale of air transportation offered solely by another carrier which has notified the Agent and ARC that the Agent shall not represent that carrier.

E.  In exercising its authority under this agreement, the Agent shall issue only
    ARC traffic documents supplied pursuant to, or authorized by, this agreement.

F. The Agent shall deliver to its clients the proper forms of ARC traffic documents and/or supporting documentation as authorized from time to time by the carrier. The information shown on any such documents shall be in accordance with the applicable rules, regulations and instructions furnished to the Agent by ARC by specific instruction or in the INDUSTRY AGENTS'
    HANDBOOK, and by the carrier.

G. The Agent shall comply with all instructions consistent with this agreement properly issued to him by ARC in the INDUSTRY AGENTS' HANDBOOK and other specific instructions consistent with this agreement provided from time to time by ARC, including, but not limited to, those instructions which the Agent must follow regarding the electronic submission of its weekly sales reports via ISR.

H. The Agent shall comply with all instructions of the carrier, and shall make no representation not previously authorized by the carrier. The Agent shall deliver to the carrier such specific instructions, requests, or particulars in connection with a client or his transportation as may be proper to enable the carrier to render efficient service to its passengers.

I. The Agent shall not knowingly or negligently sell or issue ARC traffic documents covering air passenger transportation to be offered by the carrier to persons who plan to sell, issue, or offer to sell or issue, such ARC traffic documents, but who have not been authorized by the carrier to represent the carrier.

                                       10

J. The Agent is not authorized by this agreement to admit, accept or receive service of summons or any other process on behalf of the carrier or ARC.

K. In the absence of specific permission of the carrier, the Agent shall not use any credit card which is issued in the name of the Agent, or in the name of any of the Agent's personnel, or in the name of any third party, for the purchase of air transportation for sale or resale to other persons, nor report to the carrier the sale of any air transportation as a credit card transaction where at any time the Agent bills, invoices, or receives payment in cash from the customer for such air transportation.

L. The Agent shall identify any sales to itself and/or such other persons which control, are controlled by, or are under common control with, the Agent, or with the officers, directors, stockholders, members, or employees of the Agent and/or such other persons, in accordance with the provisions of the INDUSTRY AGENTS' HANDBOOK.

SECTION VIII: REPORTS AND SETTLEMENTS, DEFAULTS AND OTHER FINANCIAL IRREGULARITIES UNDER ASP

A. Reports and Settlements-General

    1. The Agent shall make appropriate arrangements to permit the area bank to draw checks upon its bank account designated pursuant to section Vll.B. of this agreement in payment for amounts owed hereunder. The Agent shall give ARC advance notice by certified mail of its intention to change bank accounts. Such notice must be received at least 14 days prior to the beginning of the affected sales period, and will state the first sales period ending date to which it applies.

    POSTAL LOCATIONS

    2. The Agent shall submit a weekly sales report containing the auditor's coupon (applicable to both paper and electronic format) of all ARC traffic documents, and other supporting documents issued and validated during the 7-day period Monday through Sunday. The weekly sales report shall be submitted to the designated area bank in the form prescribed. With each report, the Agent shall submit a settlement authorization form reflecting the maximum amount to be drawn from the Agent's account If no air transportation or ancillary services have been sold during the 7-day period, the Agent shall submit to the area bank a weekly sales report reflecting "no sales."

    3. The weekly sales report, with auditor's coupons and other supporting documents, or advice of "no sales," shall be mailed by First Class mail postage prepaid, or by Express Mail, or delivered to the designated area bank, not later than Tuesday following the close of the report period or by Wednesday if Monday or Tuesday is a Federal or state legal holiday, Rosh Hashanah or Yom Kippur.

    ISR LOCATIONS

    4. The Agent shall submit to ARC, in the form prescribed by ARC and via the means set forth in the INDUSTRY AGENTS' HANDBOOK or the ISR Training Supplement, a weekly sales report accounting for all ARC traffic documents issued and validated during the 7-day period Monday through Sunday ("sales report period"), and confirming the accuracy of data sent through the system provider by the Agent during this period. With each report, the Agent shall authorize a settlement amount reflecting the maximum amount to be drawn by ARC from the Agent's designated account. If the Agent has sold no air transportation or ancillary services during the 7 day period, the Agent shall submit a sales report reflecting "no sales."

    5. The Agent shall submit the weekly sales report to ARC no later than 11:59 p.m., Eastern Time, on the Tuesday following the close of the report period, or on the Wednesday following the close of the report period if Monday or Tuesday is a Federal or state legal holiday, Rosh Hashanah or Yom Kippur. Only those sales reports received by this deadline shall be considered "timely received."

       The Agent shall obey all ARC and individual carrier rules and instructions concerning the submission and retention of supporting paper documentation, as communicated to the Agent via ARC and/or the carrier.

    6. If the Agent fails to timely submit the weekly sales report to ARC in accordance with the deadline specified above, ARC may provide the data transmitted to ARC via ISR during the sales report period to the carrier(s) to which such data pertains, solely for that carrier(s) information. All sales data submitted electronically to ARC may be reviewed by ARC at any time during or after the sales report period.

    7. Upon receipt of the weekly sales report, ARC shall generate a confirmation number for the report, and transmit this confirmation number to the agency location from which the report was submitted. The number thus generated shall appear on the Agent's ISR computer screen, and the Agent shall (a) print a paper copy of this screen, which shall hereinafter be referred to as the "confirmation screen", or (b) store the information from the confirmation screen within a reliable database from which a paper facsimile of the confirmation screen may be readily generated, or (c) copy the information from the confirmation screen upon a blank "Facsimile Confirmation Screen" form, as found within the Industry Agents Handbook or the ISR Training Supplement. In the event the Agent submits a sales report more than once (e.g. where the Agent recalls a sales report and resubmits it), the Agent shall (as specified more fully above) print, store, and/or copy the information from each and every confirmation screen generated for the sales report.

    BOTH POSTAL AND ISR LOCATIONS

    8. The area bank will, based upon the sales report submitted by the Agent, determine the amount owed the carriers for the sales period, and will draw a check for such amount on the Agent's account. The check will not be in excess of the settlement authorization amount provided by the Agent, or be presented for payment earlier than the tenth day after the close of the sales period.

       The area bank will mail or otherwise send to the Agent a weekly summary showing all transactions, and the amount of the check drawn, no later than the tenth day after the close of the sales period. Settlement of amounts owing will be made in official United States currency.

    9. All monies and credit card billing documents, less applicable commission, collected by the Agent for sales hereunder are property of the carriers, and shall be held in trust by the Agent until satisfactorily accounted for to the carriers.

    POSTAL LOCATIONS

    B.  EXCEPTIONS TO REPORTS AND SETTLEMENTS IF AGENT HAS TEN OR MORE LOCATIONS

       An agent having 1) ten or more authorized locations, or 2) a wholly owned subsidiary with ten or more such locations, or 3) a combination of authorized locations (branch offices) of a wholly owned subsidiary totaling ten or more, may apply for an exception to the provision of section Vlil.A.3 above requiring that the sales report and supporting documents be mailed not later than the Tuesday of each week.

       The exception will be granted to any agent having the requisite number of locations, which agrees to process each of its weekly sales reports at its central accounting office and submit them together to one designated area bank. An agent wishing such exception must first execute with ARC a supplementary agreement which, based upon the specific circumstances, authorizes the multi-reporting Agent to cause its weekly reports to be received at the area bank by noon on Thursday or Friday of each week. The exception does not affect the schedule for settlement.

    C.  OTHER SETTLEMENT ARRANGEMENTS NOT PROHIBITED

       1. Nothing contained in this agreement shall preclude an agent from proposing to a carrier which is a party to the Carrier Services Agreement, (a) that, for transactions in which the agent has issued and validated ARC traffic it settle its account pursuant to a variable remittance plan, or (b) that the agent utilize the carrier's traffic documents. If such a proposal is made, the carrier shall consider the agent's proposal in good faith; however, a carrier's refusal to enter into such an arrangement shall not, in and of itself, constitute evidence of bad faith.

       2. An agent shall not, without prior written consent by the carrier concerned, submit a settlement of ARC traffic documents pursuant to a variable remittance plan.

    ISR AND POSTAL LOCATIONS

    D. FINANCIAL AND REPORTING IRREGULARITIES

    1. This subsection governs payment of amounts due in the event of a dishonored check or failure to file a complete AND PROPER weekly sales report. It does not govern any amounts settled under a variable remittance plan, where applicable, if either the payment is made directly to an individual carrier or ARC collects the amount expressly on behalf of an individual carrier by means of an individual draft. In determining such amounts, debit memos based on the following claims are not to be included: (i) any debit memo issued prior to the date on which the Agent fails or refuses to provide funds on demand to cover a dishonored check, or the amount owed on UNREPORTED OR IMPROPERLY REPORTED SALES, or a missing report, as required by, respectively, paragraphs D.l.a., D.l.b and D.l.c of this section, which has been reasonably contested by the Agent in writing within 60 days of the Agent's receipt of such debit memo; and (ii) any debit memo issued on or after the date of the Agent's failure or refusal, as described above, for a transaction that occurred more than 60 days prior to such date; provided, however, that any debit memo issued for either an unreported sale, AN IMPROPERLY REPORTED SALE, or a fraudulently issued ARC traffic document, shall be includable in determining the amounts due the carriers under this agreement.

       a. ARC will immediately notify the Agent and its surety when a check drawn by the area bank has been dishonored by the Agent's bank. If the Agent does not immediately provide a certified check or wire funds to cover the dishonored check, ARC will (i) withdraw from the Agent, and from all agents under common control with the Agent, and all authorized agency locations under common control with the Agent, all ARC traffic documents (paper format) and airline identification plates, (ii) notify the system providers to inhibit the transmission of ticketing records for the printing of such onto ARC traffic documents (paper format) by such Agent, and (iii) prohibit the use of ARC traffic document numbers by system providers for the issuance of ARC traffic documents (electronic format) on behalf of such Agent, and so notify the carriers.

           ARC traffic documents will be resupplied and airline identification plates will be returned, except the identification plate of the carrier which has expressly instructed ARC to the contrary, to the Agent and all authorized agency locations under common control with the Agent, and the system providers notified that the issuance of ARC traffic documents is authorized, unless the carrier has also taken action to terminate the Agent's appointment pursuant to section XXIX of this agreement, when all amounts owing the carriers under this agreement have been fully paid (including, but not limited to, all other checks drawn by the area bank and dishonored by the Agent's bank) unless there is an outstanding notice of cancellation of the Agent's bond.

           A compensatory assessment shall be charged by ARC for each dishonored check for payment of sales reports to defray processing costs associated with the handling of dishonored checks, interest expense and special service costs described in section Xl.H. This assessment will be calculated and charged by ARC based on a formula approved by the ARC Board of Directors. ARC shall notify the Agent as to the amount of the charge and the date on which payment will be due. The Agent hereby authorizes the area bank to collect the charge by issuing a draft against the bank account maintained pursuant to section Vll.B of this agreement. Alternatively, the Agent shall make payment directly to ARC if required by the notice.

       b. ARC will notify the Agent if it has failed to include in its weekly sales report all ARC traffic documents issued through the close of the sales report period, as provided in subsections A.2 and A.4 of this section, OR HAS INCLUDED SALES WHICH HAVE BEEN IMPROPERLY REPORTED. Unless the Agent immediately provides a certified check and supporting documents to cover the UNREPORTED AND/OR IMPROPERLY REPORTED sales, ARC will notify the carrier, and, where a clear and present danger of substantial loss is present, (i) withdraw from the Agent, and all authorized agency locations under common control with the Agent, all ARC traffic documents (paper format) and airline identification plates, (ii) notify the system providers to inhibit the transmission of ticketing records for the printing of such onto ARC traffic documents (paper format) by such document numbers by system providers for the issuance of ARC traffic documents (electronic format) on behalf of such Agent.

           ARC traffic documents will be resupplied and airline identification plates will be returned, except the identification plate of the carrier which has expressly instructed ARC to the contrary, to the Agent and all authorized agency locations under common control with the Agent, and the system providers notified that the issuance of ARC traffic documents is authorized, unless the carrier has also taken action to terminate the Agent's appointment pursuant to section XXIX of this agreement, when all amounts owing the carriers under this agreement have been satisfactorily accounted for (including, but not limited to, payment of all checks drawn by the area bank and dishonored by the Agent's bank) unless there is an outstanding notice of cancellation of the Agent's bond.

           A compensatory assessment shall be charged by ARC for unreported AND IMPROPERLY REPORTED sales disclosed by an inspection pursuant to section XIV of this agreement, or otherwise disclosed, to defray costs associated with the processing and handling of the discovery and resolution of unreported and IMPROPERLY REPORTED SALES, and special service costs described in section Xl.H. This assessment will be calculated and charged by ARC based on a formula or formulas approved by the ARC Board of Directors. ARC shall notify the Agent as to the amount of the charge and the date on which payment will be due. The Agent hereby authorizes the area bank to collect the charge by issuing a draft against the bank account maintained pursuant to section Vll.B of this agreement. Alternatively, the Agent shall make payment directly to ARC if required by the notice.

    ISR LOCATIONS

    The Agent will not be liable for a compensatory fee where a malfunction or emergency at (a) ARC, (b) the ARC link, (c) the area bank, or (d) the Agent's system provider, prevents the Agent from reporting sales on time. However, once such malfunction or emergency is corrected, a compensatory fee may be charged where such sales are not reported immediately following the correction of such malfunction.

    In order for the Agents to be relieved of a compensatory fee for unreported sales resulting from a malfunction or emergency at the Agent's system provider, the Agent must supply evidence from the system provider that the failure prevented the Agent from timely reporting the sales.

    For the purpose of this section, in order to demonstrate that it was "prevented" from reporting sales on time because of a malfunction listed above, the Agent must demonstrate that it was not possible to report its sales timely because of the malfunction.

    POSTAL LOCATIONS

    c. If a weekly sales report together with auditor's coupons and supporting documents has not been received by the area bank within eight days after the close of the period, ARC will notify the Agent.

       Evidence of timely dispatch will be limited to:

       1)  A Post Office postmark; or

       2)  Other evidence supplied by the Post Office of the mailing date; or

       3) Priority service air bill or any other documentation acceptable to ARC.

       If the Agent has evidence of timely dispatch of the report, it shall, within 96 hours of notification by ARC, send copies of such evidence to ARC and promptly transmit to the area bank a duplicate report, a settlement authorization form, and facsimiles of the auditor's coupons and other supporting documents for the report. In all other circumstances, the Agent shall, within 96 hours of notification by ARC, provide the report, or a duplicate report, to the area bank with either the auditor's coupons and other supporting documents if available, or their facsimiles, and a certified check to cover the amount owed.

       Unless the Agent complies with the above, ARC will (i) withdraw from the Agent, and all authorized agency locations under common control with the Agent, all ARC traffic documents (paper format) and airline identification plates, (ii) notify the system providers to inhibit the transmission of ticketing records for the printing of such Agent, and
       (iii) prohibit the use of ARC traffic document numbers for the issuance of the ARC traffic documents (electronic format) by the system providers on behalf of such Agent, and so notify the carriers.

       ARC traffic documents will be resupplied and airline identification plates will be returned, except the identification plate of any carrier which as expressly instructed ARC tot he contrary, to the Agent and authorized agency locations under common control with the Agent, and the system providers notified that the issuance of the ARC traffic documents is authorized, unless the carrier has also taken action to terminate the Agent's appointment pursuant to section XXIX of this agreement, when the Agent has provided the report or duplicate report, and paid in full all amounts owed the carriers under this agreement (including, but not limited to, payment of all checks drawn by the area bank and dishonored by the Agent's bank) unless there is an outstanding notice of cancellation of the Agent's bond.

       A compensatory assessment shall be charged by ARC fora missing report for which the Agent does not have evidence of timely dispatch to defray handling and processing costs attributable to missing reports and special service costs described in section XI.H. This assessment will be calculated and charged by ARC based on a formula approved by the ARC Board of Directors. ARC shall notify the Agent as to the amount of the charge and date on which payment will be due. The Agent hereby authorizes the area bank to collect the charge by issuing a draft against the bank account maintained pursuant to section VII.B of this agreement. Alternatively, the Agent shall make payment directly to ARC if required by the notice.

    ISR LOCATIONS

    (1) WHERE WEEKLY SALES REPORT NOT RECEIVED

    If ARC has not received the weekly sales report by 11:59 p.m. Eastern Time on the Tuesday following the close of the report period, or on Wednesday if Monday or Tuesday is a Federal or state legal holiday, Rosh Hashanah or Yom Kippur (hereinafter such time shall be referred to as the "submission deadline"), ARC will notify the Agent.

    If the Agent has evidence of timely submission of the report, it shall, within 96 hours of notification by ARC, send copies of such evidence to ARC and resubmit to the area bank the report and settlement authorization. In all other circumstances, the Agent shall, within 96 hours of notification by ARC, submit to ARC the report and a certified check to cover the settlement authorization amount.

    For the purpose of this subsection, evidence of timely submission or resubmission of an electronic (ISR) sales report shall be limited to a copy or facsimile of the confirmation screen and number transmitted by ARC to the Agent upon ARC's receipt of the weekly sales report, as described above at paragraph VIII A.7.

[Note: The preceding section applies whenever ARC does not receive the sales report, for any reason. Compensatory fee consequences for different scenarios are addressed below at 5(b).]

    (2)  WHERE MALFUNCTION AT ARC RENDERS REPORT UNPROCESSABLE

    If the Agent has timely submitted the required sales report, but, because of a malfunction or emergency at the area bank or at ARC, the area bank is unable to process or receive the report, ARC will promptly notify the Agent. Thereafter, the Agent shall, immediately after such notification by ARC, resubmit the report.

    (3)  WHERE WEEKLY SALES REPORT RECALLED BY AGENT

    The Agent may, at any time before the submission deadline, recall a sales report which it has already submitted, in order to enhance or correct data contained therein. However, the Agent may not recall a previously submitted sales report after the submission deadline for that sales report, and any sales report recalled prior to the submission deadline must be resubmitted by the submission deadline. If a recalled sales report is not resubmitted so that it is received at ARC by the submission deadline, ARC will notify the Agent. Thereafter, the Agent shall, within 96 hours of such notification by ARC, resubmit the report.

    (4)  WHERE SYSTEM PROVIDER TERMINATES SERVICE

    If the Agent's system provider reporting capability has been disabled because the system provider has terminated service to the Agent, and therefore the Agent is unable to submit electronically its required weekly sales report(s) to ARC, the Agent must fulfill all reporting obligations via paper ("postal location") format, or other mutually agreeable format, whether or not this agreement has terminated. In such an event, the Agent must meet must meet the postal location mailing deadlines as set forth in section VIII, without regard to the time it may take the Agent to convert its electronic records or data to paper.

    (5)  CONSEQUENCES OF FAILURE TO TIMELY SUBMIT OR RESUBMIT SALES REPORTS

    a.  Revocation of Authority to Issue ARC Traffic Documents

       Unless the Agent submits or, as appropriate, resubmits the report in accordance with the above requirements, ARC will notify the carrier and
       (i) withdraw from the Agent, and all authorized agency locations under common control with the Agent, all ARC traffic documents (paper format) and airline identification plates, (ii) notify the system providers to inhibit the transmission of ticketing records for the printing of such onto ARC traffic documents (paper format) by such Agent, and (iii) prohibit the use of ARC traffic document numbers for the issuance of ARC traffic documents (electronic format) by the system providers on behalf of such Agent.

       ARC traffic documents will be resupplied and airline identification plates will be returned, except the identification plate of any carrier which has expressly instructed ARC to the contrary. to the Agent and authorized agency locations under common control with the Agent, and the system providers notified that the issuance of ARC traffic documents is authorized, unless the carrier has also taken action to terminate the Agent's appointment pursuant to section XXIX of this agreement, when the Agent has submitted (or resubmitted) the sales report, it has been received at ARC, and the Agent has paid in full all amounts owed to carriers under this agreement (including, but not limited to, payment of all checks drawn by the area bank and dishonored by the Agent's bank) unless there is an outstanding notice of cancellation of the Agent's bond.

       For the purposes of this subsection, evidence of timely submission or resubmission of an electronic (ISR) sales report shall be limited to a copy or facsimile of the confirmation screen and number transmitted by ARC to the Agent upon ARC's receipt of the weekly sales report, as described above at paragraph VIII A.7.

    b.  Compensatory Fees

       In order to defray administrative and other costs attributable to late or missing sales reports and special service costs as described in section Xl.H, a compensatory assessment shall be charged by ARC to the Agent in the following instance:

       The sales report is not timely received by ARC, and (whether or not the Agent has supplied the requisite evidence regarding the timeliness of its first submission of the sales report), after notice from ARC, the Agent fails to timely resubmit the sales report, and the Agent has not supplied the requisite evidence of timely resubmission of the sales report, as described below.

       Provided, however, that not more than one compensatory fee shall be charged the Agent per any given late or missing sales report.

       The assessment will be calculated and charged by ARC based on a formula approved by the ARC Board of Directors. ARC shall notify the Agent as to the amount of the charge and the date on which payment will be due. The Agent hereby authorizes the area bank to collect the charge by issuing a draft against the bank account maintained pursuant to section VII B of the ARA. Alternatively, the Agent shall make payment directly to ARC if required by the notice.

       A compensatory fee shall not be charged where a malfunction or emergency at (a) ARC, lb) the ARC link, (c) the area bank, or (d) the Agent s system provider' prevents the Agent from the sales report on time. However, once such malfunction or emergency is corrected. a compensatory fee may be charged where the resubmission of such report is not made within 96 hours of ARC's notice to the Agent that the report has not been timely received.

       In order for the Agent to be relieved of a compensatory fee for a missing or late sales report resulting from a malfunction or emergency at the Agent's system provider, the Agent must supply evidence from the system provider that the failure prevented the Agent from timely reporting the sales.

       For the purpose of this section, in order to demonstrate that it was "prevented" from reporting sales on time because of a malfunction listed above, the Agent must demonstrate that it was not possible to report its sales timely because of the malfunction.

       For the purpose of this subsection, evidence of timely submission or resubmission of an electronic (ISR) sales report shall be limited to a copy or facsimile of the confirmation screen and number transmitted by ARC to the Agent upon ARC's receipt of the weekly sales report, as described above at paragraph Vll l.A.7.

    ISR AND POSTAL LOCATIONS

    d. If the Agent is unable to satisfy its debts to ARC arising from circumstances described in paragraphs D.l.a, b, and c of this section within the prescribed time:

       1) The Agent and authorized agency locations and authorized agency locations under common control with the Agent may purchase prepaid special value tickets to be provided by ARC;

       2) In lieu of the Agent and authorized agency locations under common control with the Agent surrendering its ARC traffic documents (paper format) and airline identification plates, the Agent may provide a separate bond to ARC applicable to ARC traffic documents (paper format) remaining in the Agent's possession, the amount of which is based on the average value of ARC traffic documents previously issued by the Agent times the number of documents to be retained. The Agent shall not be eligible to issue ARC traffic documents in electronic format.

    e. 1) If the Agent does not provide the required weekly sales reports and full payment therefor, or fails to make full payment of all amounts owed to the carrier (including, but not limited to, payment of all checks drawn by the area bank and dishonored by the agent's bank), on or before the 31st day after the date of ARC's written notice of a default based on a dishonored draft, unreported sale, IMPROPERLY REPORTED SALE, or missing sales report, this agreement shall terminate automatically and without further notice, unless the Agent has surrendered all ARC traffic documents (paper format) and airlines identification plates and has ceased to issue ARC traffic documents in electronic format and, on or before such 31st day, has provided all missing sales reports and made a partial payment in an amount deemed appropriate by ARC, and ARC has determined that the Agent could make full payment if the time were extended, in which case ARC may extend the time for the Agent to make full payment and avoid termination of this agreement. Upon termination of the agreement pursuant to this section, ARC shall notify the carriers and the system providers that the Agent's agreement has been terminated, and that the issuance of ARC traffic documents is prohibited.

       2) The full amount to be paid within the 31day period described above or any extension thereof shall include, hut not be limited to, all amounts owed for dishonored checks, unreported AND IMPROPERLY REPORTED sales, compensatory fees and missing reports, regardless of whether such amounts and/or reports have been specifically identified in the written notice.

       3) In determining whether or not to extend the time for full payment, ARC will consider the following factors, among others: the cause of the dishonor, unreported or IMPROPERLY REPORTED, sales, or missing report; the payment schedule proposed; the current financial condition of the Agent; and any proposed remedial action.

       4) An extension of time on the terms provided in the foregoing paragraphs shall be available to all agents, regardless of size.

       5) In conjunction with the extension of time provided paragraphs, the Agent may obtain authority from one or more of the carriers involved to convert the Agent's cash indebtedness to each such carrier into individually sponsored credit plans, thereby transferring the indebtedness from ARC to such carrier. Upon receipt of written notice from the carrier concerned, ARC will modify or withdraw the notice of termination, as appropriate.

       6) Upon the Agent's compliance with the foregoing paragraphs, ARC shall resupply the Agent with traffic documents and the carriers may, in their individual discretion, supply or authorize ARC to return to the Agent the airline identification plates. In addition, ARC will notify all system providers that the Agent may issue ARC traffic documents, and the carriers may, in their individual discretion, notify the system providers if action is to be taken pursuant to section XXIX.

    f. Each Agent to whom notice of financial or reporting irregularity is sent pursuant to section VIII.D.l.a, b or c of this agreement shall cause to be executed and filed with ARC a "Personal Guaranty of Performance of Agent's Agreement" as set forth in section V, attachment C to the agreement. Such execution and filing shall be a condition precedent to an agent's right to use ARC traffic documents and airline identification plates in the sale of air transportation and/or ancillary services.

2.  This subsection governs insufficient settlement authorization amounts.

    a. If the area bank determines that the amount specified by the Agent on the settlement authorization form is less than the amount owed the carriers, the area bank will bill the Agent for the difference. If the area bank bill remains unsatisfied fifteen days after the date on which it was sent. ARC will bill the Agent for the amount owed.

    b. If ARC's bill remains unsatisfied for fifteen days after the date on which it was sent, ARC shall take such action as it deems appropriate under the circumstances.

E. PAYMENT OF CARRIER DEBIT MEMOS

    1. If the Agent fails to pay a debit memo sent to it by a carrier or is otherwise in default to a carrier under this agreement, excluding liability for stolen ARC traffic documents or identification plates under section Xl hereof, the carrier may:

       a. Terminate its appointment of the Agent, by notice in writing to the Agent, with such notice taking effect on the date specified therein, and withdraw its airline identification plate; or

       b.  Withdraw from the Agent its airline identification plate; or

       c. Forward any uncontested debit memo to the Central Collection Service according to the provisions of section XIX of this agreement.

    2. If any carrier which has deposited a general concurrence for the appointment of all agents invokes paragraph E.I .a of this section, it may so notify ARC. Upon receipt of such notice, ARC will immediately notify all carriers and the system providers.

F. FAILURE TO MAINTAIN PROPER BOND OR LETTER OF CREDIT

    1. Upon cancellation of the Agent's bond or irrevocable bank letter of credit, ARC will immediately so notify all carriers and the Agent, and will (i) withdraw all ARC traffic documents (paper format) and airline identification plates supplied to the Agent, (ii) notify the system providers to inhibit the transmission of ticketing records for the printing of such onto ARC traffic documents (paper format) by such Agent, and (iii) prohibit the use of ARC traffic document numbers by system providers for the issuance of ARC traffic documents (electronic format) on behalf of such Agent provided, however, that as a temporary measure to avoid these events, the Agent may assign, in a form acceptable to ARC, a Certificate of Deposit in the amount required for a bond pursuant to section IV.A.l.a of this agreement. The effective date and acceptance by ARC of such assignment shall be no later than the date of cancellation of the bond or letter of credit and shall be accepted by ARC as a substitute for a period not to exceed thirty days from the date of the cancellation.

       Unless the Agent provides to ARC a proper replacement bond or irrevocable bank letter of credit in the required form and amount, within 30 days after the cancellation, ARC will terminate this agreement. Upon termination of the agreement pursuant to this section, ARC shall notify the carriers and the system providers that the Agent's agreement has been terminated' and that the issuance of ARC traffic documents is prohibited.

    2. If ARC determines that the Agent has failed to change the form, or adjust the amount of its bond or letter of credit as required by section IV.A.3 of this agreement, ARC may apply to the Arbiter for an emergency authorization to (i) remove ARC traffic documents (paper format) and the airline identification plates from the Agent. and (ii) notify the system providers to inhibit the transmission of ticketing records for the printing of such onto ARC traffic documents (paper format) by Agent, and
       (iii) prohibit the use of ARC traffic document numbers by system providers for the issuance of ARC traffic documents (electronic format) on behalf of such Agent, and to so notify the carriers.

SECTION IX: ADDITIONAL OPERATING REQUIREMENTS

A. The Agent shall be subject to the requirements of this section when, during any twelve month period,

    1. Three or more of the Agent's checks for weekly sales have been dishonored and ARC has not received immediate reimbursement for such upon demand by ARC; or

    2. Three or more of the Agent's weekly sales reports, (whether for its ISR or postal locations) including any and all required auditor's coupons and supporting documents, have not been provided to ARC within 96 hours of notice to the Agent from ARC and such sales reports are ultimately received, prior to the termination date of this agreement pursuant to section VIII.D.I (e)l; or

    3. The Agent has been declared in default pursuant to section VIII.D of this agreement (and the default includes a failure or refusal to surrender all ARC traffic documents (paper format) and airline identification plates) but such declaration is withdrawn prior to the Agent's termination.

    For the purposes of section IX:

    Evidence of timely dispatch of a paper (postal) sales report will be limited to:

    1)  A Post Office postmark, or

    2)  Other evidence supplied by the Post Office of the mailing date, or

    3)  Priority service air bill or any other documentation acceptable to ARC.

       Evidence of timely submission or resubmission of an electronic (ISR) sales report shall be limited to a copy or facsimile of the confirmation screen and number transmitted by ARC to the Agent upon ARC's receipt of the weekly sales report, as described above at paragraph Vll.A.7.

    A late sales report for an ISR location shall not be considered late for the purposes of this section (i.e., count as a "section IX violation") where a malfunction or emergency at (a) ARC, (b) the ARC link, (c) the area bank, or
    (d) the Agent's system provider, prevents the Agent from timely submitting a sales report. However, once such malfunction or emergency is corrected, the sales report may be considered a section IX violation where the resubmission of such report is not made within 96 hours of ARC's notice to the Agent that the report has not been timely received. In order for the Agent to be relieved of a section IX violation for a missing or late sales report resulting from a malfunction or emergency at the Agent's system provider, the Agent must supply evidence from the system provider that the failure prevented the Agent from timely reporting the sales.

    For the purpose of this section, in order to demonstrate that it was "prevented" from reporting sales on time because of a malfunction listed above, the Agent must demonstrate that it was not possible to report its sales timely because of the malfunction.

    ISR AND POSTAL LOCATIONS

B. ARC will provide the Agent with 45 days advance written notice of the effectiveness of this section, which notice shall also be provided to the carriers. The notice will also inform the Agent that the following must be accomplished prior to the effective date of the section:

    1. The Agent must provide a bond or letter of credit, in the required form and in an amount equal to or greater than its net cash remittances for a current 10 week period. The instrument may be a rider to the existing bond or letter of credit; will be calculated to take into account the amount of the existing bond or letter of credit; and, must conform in a:' other respects to the provisions of section IV.A.

    2. a. The Agent must surrender traffic documents (paper format) to ARC, with an accompanying inventory summary, so that it retains no more than the highest number of ARC traffic documents issued at each of its locations during any one month in the past twelve months, rounded up to the next (even 100) mailing box or unit. In order to insure the Agent's compliance with this section, ARC will inform the Agent, in the written notice required by this section, of the number of documents, by stock control number, that are permitted to be retained.

       b. The Agent may possess additional supplies of traffic documents (paper format only), but in no event more than a three month supply, only if it is able to post a bond or letter of credit as provided for in section VIII.D.l.d.(2).

    3. The Agent must discontinue the issuance of ARC traffic documents in an electronic format and any and all use of Electronic Ticket Delivery Network(s).

    4. Any pending application(s) for an additional approved location will be withdrawn by Agent, and ARC will reject and return to Agent any such application submitted Agent is subject to this section.

    5. The Agent must provide a "Personal Guaranty of Payment and Performance" in accordance with section IV.A.4 and attachment C hereto.

C. If the Agent is not in compliance with the provisions of section IX.B. as of the effective date of this section, or at any time during the period of its effectiveness, ARC will terminate this agreement with the Agent and notify the carriers and the system providers that the Agent's agreement has been terminated and that the issuance of ARC traffic documents is prohibited.

D. 1. If, following the effectiveness of this section, and Agent's compliance with the provisions of section IX.B., there are no instances of dishonored drafts, missing reports, or defaults within a twelve month period, the additional operating requirements of this section shall be removed, and the carriers shall be notified.

    2. Alternatively, if there is an additional dishonored draft, missing report, or default, ARC will file a complaint pursuant to section XV.B., seeking the removal of the Agent from the agency list.

E. The Agent may appeal ARC's determination that it is subject to this section to the Travel Agent Arbiter. During the pendency of the appeal, which shall be given expedited consideration, the section will continue to apply to the Agent unless or until removed by the Travel Agent Arbiter or the Agent's compliance with section IX.D.1.

SECTION X: REFUND OR EXCHANGE OF ARC TRAFFIC DOCUMENTS

A. The agent may refund any fare or charge applicable to air transportation only if sold by the Agent hereunder and for which the Agent has issued an ARC traffic document. The Agent shall make refund only to the person authorized to receive the refund and in accordance with tariffs, rules, regulations, and instructions issued by the carrier.

B. The Agent, without the authority of the ticketing carrier whose ARC traffic document is to be issued, shall not:

    1. Issue an ARC traffic document in exchange for any traffic document previously issued by another agent or by a carrier; or

    2. Issue an ARC traffic document in exchange for a traffic document previously issued by that Agent naming another carrier as the ticketing carrier.

SECTION XL: LIABILITY AND WAIVER OF CLAIM

A. The carrier will indemnify and hold harmless the Agent, its officers, agents and employees from all responsibility and liability for any damage, expense, or loss to any person or thing caused by or arising from any negligent act, omission or misrepresentation of the carrier, its representatives. agents, employees, or servants, relating directly or indirectly to the performance of the duties and obligations of the carrier under this agreement.

B. The Agent will indemnify and hold harmless the carrier, its officers, agents, and employees from all responsibility and liability for any damage, expense, or loss to any person or thing caused by or arising from any negligent act, omission, or misrepresentation of the Agent, its representatives, agents, employees, or servants relating directly or indirectly to the performance of the duties and obligations of the Agent under this agreement.

C. Unless the Agent is relieved of liability pursuant to this section, the proceeds of the Agent's bond or letter of credit will be applied to, and the Agent will indemnify and hold harmless the carrier, its officers, agents and employees, from any and all damage, expense, or loss, on account of the loss, misapplication, theft, forgery or unlawful use of ARC traffic documents, ARC-issued numbers or other supplies furnished by or on behalf of the carrier to the Agent. The Agent shall be relieved of liability for losses arising from the proven then or unlawful use, except by the Agent or his employees, of ARC traffic documents, ARC-issued numbers or identification plates from his premises upon a determination by ARC that the Agent, at the time of then or unlawful use, exercised reasonable care for the protection of such ARC traffic documents, ARC-issued numbers or airline identification plates, and has, upon discovery, immediately reported the then or unlawful use to the appropriate law enforcement authorities and has promptly notified ARC of the particulars of such then or unlawful use both by telephone and telegram.

    Reasonable care, as used herein, shall include but not be limited to compliance with the safeguards set forth in attachment B to this agreement. In making the determination specified herein, ARC may rely on the findings of the ARC Field Investigations and Fraud Prevention office or cooperating security officers of carriers. However, if ARC has filed a complaint with the Arbiter alleging the Agent failed to comply with the safeguards set forth in attachment B of this agreement, ARC shall rely on the finding of the Arbiter in determining whether or not reasonable care was exercised by the Agent. If ARC determines that the Agent did not exercise reasonable care, ARC shall inform the Agent of the specific details and exact manner in which the Agent failed to exercise reasonable care. The Agent may appeal ARC's determination to the Arbiter pursuant to section XXIII.

D. The Agent hereby expressly waives any and all claims, causes of action, or rights to recovery based upon libel, slander, or defamation of character by reason of publication of asserted grounds or reasons for removal from the agency list or such other action which may have been prescribed, or of alleged violations or other charges for which review of the Agent's eligibility is requested, as is reasonably related to the performance of appropriate functions specified for ARC, its officers and employees, or the Director of Field Investigations and Fraud Prevention or the Arbiter in the performance of their duties under this agreement.

E. If ARC uses legal counsel to (i) enforce its right to possession of ARC traffic documents (paper format) and airline identification plates, because the Agent failed or refused to surrender them upon demand made pursuant to this agreement, and/or (ii) to otherwise obtain compliance by the Agent with the provisions of this section, the Agent shall reimburse ARC for all costs incurred by it, and for the reasonable fees of its attorneys, if its action is adjudicated or otherwise resolved in its favor. If its action is adjudicated or otherwise resolved in favor of the Agent, ARC shall reimburse the Agent for all costs incurred by it, and for the reasonable fees of its attorneys, in defending itself against ARC's action. The term "costs" as used herein shall include, but not be limited to, court costs, litigation bond premiums, private investigator fees incurred in attempting to locate traffic documents, and locksmith fees.

F. If ARC uses legal counsel to enforce its right to inspect the Agent's books and records, because the Agent failed or refused to permit an inspection upon demand made pursuant to this agreement, the Agent shall reimburse ARC for all costs incurred by it, and for the reasonable fees of its attorneys, if its demand is adjudicated or otherwise resolved in its favor. If its demand is adjudicated or otherwise resolved in favor of the Agent, ARC shall reimburse the Agent for all costs incurred by it, and for the reasonable fees of its attorneys, in defending itself against ARC's demand. The term "costs" as used herein shall include, but not be limited to, court costs and litigation bond premiums.

G. The Agent hereby agrees to indemnify and hold the carrier harmless from and against any claim arising from the failure of the Agent to refund to the authorized refund payee the proper amount of fare or other charges collected.

H. The Agent hereby agrees that whenever an ARC representative must go to an agency or other location to remove ARC traffic documents (paper format only), collect funds due hereunder, etc., the Agent will pay the out-of-pocket special service costs incurred by ARC in conjunction with such action.

SECTION XII: DELIVERY AND WITHDRAWAL OF TRAFFIC DOCUMENTS AND
  IDENTIFICATION PLATES

A. The Agent shall procure, at no expense to ARC, one or more validator machine(s), or ticket writer(s), of a type approved by ARC for use at each place of business covered by this agreement in the issuance of ARC traffic documents (paper format).

B. ARC will supply the Agent with ARC traffic documents (paper format) for issuance to the Agent's clients to cover transportation and ancillary services purchased, and one or more agent identification plates which the Agent will purchase from ARC. Shipping and handling costs on ARC traffic document (paper format) requisitions, submitted by the Agent, will be paid by the Agent as prescribed from time to time by ARC.

C. After receipt of notice from ARC that an agency location has been included on the agency list, any carrier may deliver to such Agent airline identification plates for use at an authorized agency location in the issuance of ARC traffic documents (paper format) in a validator machine or ticket writer, and such identification plates shall not be used at any other place of business. Such airline identification plates shall remain the property of the carrier, and shall be returned to it upon demand or upon the termination of this agreement as between the Agent and carrier.

D. All ARC traffic documents (including ARC-issued numbers used in an electronic format) supplied to the Agent shall be held in trust for ARC by the Agent until issued to the Agent's clients to cover transportation or ancillary services purchased, or until otherwise satisfactorily accounted for to ARC or the carrier, and shall be surrendered upon demand, together with all airline identification plates, to ARC pursuant to this agreement.

E. ARC traffic documents (including ARC-issued numbers used in an electronic format) supplied for issuance at a specified place of business covered by this agreement shall not be written up or validated at any other place of business. ARC traffic documents (paper format) shall not be delivered to customers at or through any other agency location outside the United States, or customer-premises location.

F. The Agent shall not accept custody of, or deliver, blank, prevalidated, or partially written ARC traffic documents (including ARC-issued numbers used in an electronic format) not previously assigned to it under this agreement. Should the Agent be approached by another agent to distribute blank, prevalidated, or partially written, ARC traffic documents (paper format), or to distribute ARC traffic documents not provided to it through the system provider (electronic format), the Agent shall notify the ARC Director, Field Investigations and Fraud Prevention.

SECTION XIII: CUSTODY AND SECURITY OF TRAFFIC DOCUMENTS AND
  IDENTIFICATION PLATES

During its custody and control of ARC traffic ARC-issued numbers and airline identification plates, the Agent shall comply with the security rules for such as specified in attachment B of this agreement.

SECTION XIV: INSPECTION AND RETENTION OF AGENT RECORDS

A.

POSTAL LOCATIONS

    The Agent shall retain his duplicate copy of each sales report and his copies of supporting documents, as well as the weekly sales summary and his copies of voided ARC traffic documents, for at least two years from the date the sales report was due to be submitted to the area bank.

ISR LOCATIONS

    The Agent shall retain, in a durable and readily available, accessible and readable medium, either on paper or from which a legible paper copy may be readily produced, for a period of at least two years from the date upon which the sales report was due to be submitted to the area bank, a copy of each weekly sales summary report and a copy or facsimile of each confirmation screen. Further, the Agent shall retain, for at least two years, its original paper copy of (1) all voided traffic documents, (2) all Universal Credit Card Charge Forms (UCCCF's) and (3) all supporting documentation as more expressly stated in the Industry Agents Handbook, the ISR Training Supplement, or as otherwise indicated to the Agent by ARC. For these documents (UCCCF's and other supporting documentation), the two year period shall be measured from the ending date of the sales report period during which the transaction evidenced by the documentation occurred.

    Specifically regarding auditor coupons of ARC traffic documents, the Agent shall also retain, for the amount of time specified in the INDUSTRY AGENTS' HANDBOOK, the ISR Training Supplement. or as otherwise indicated to the Agent by ARC, the auditor's coupon of all ARC traffic documents issued and validated by it during the period specified in the INDUSTRY AGENTS
    HANDBOOK or the ISR Training Supplement.

    The Agent must send to ARC each week all signed and imprinted UCCCF's for sales of carrier transportation and/or ancillary services as indicated in the INDUSTRY AGENTS' HANDBOOK,the ISR Training Supplement, or as otherwise indicated to the Agent by ARC.

    Upon request by the carrier, the Agent must send (a) any and all supporting documents, as listed above, or (b) information derived therefrom, at the carrier's discretion, to the carrier via the return method specified by the carrier within 5 business days of the date the carrier sent the request. Failure of the Agent to do so may result in the Agent being liable for the transaction to which the documentation relates. If a return delivery method other than fax or U.S. mail is specified by the carrier, the carrier shall bear the cost of such delivery method.

[OFFICIAL COMMENTARY: IN THE ISR ENVIRONMENT, TRAVEL AGENTS WILL BE REQUIRED TO STORE SUPPORTING DOCUMENTS, INCLUDING REFUNDED, REISSUED, AND EXCHANGED TRAFFIC DOCUMENTS. BECAUSE SUCH DOCUMENTS CAN BE USED FOR CARRIER TRANSPORTATION AND ANCILLARY SERVICES, IT IS RECOMMENDED THAT TRAVEL AGENTS EXERCISE CAUTION IN STORING, AS WELL AS PERMITTING ACCESS TO, THESE DOCUMENTS. IT IS FURTHER URGED THAT TRAVEL AGENTS CLEARLY MARK ALL SUCH TRAFFIC DOCUMENTS AS VOID, TO PREVENT UNAUTHORIZED USE OR REISSUANCE THEREOF.]

[NOTE A: It is ARC's present intention to establish and maintain a sales data base, and to make this database available to agents for a fee. Agents using this database would no longer be required to maintain transaction records, also

[NOTE B: As of this writing, the particulars of the Agent's responsibilities regarding the retention and submission of credit card charge forms will be in accord with the IAR Charge Form Processing Pilot Program. Pursuant to this program, some carriers may require ISR Agents to submit their charge forms to ARC each week, to be processed by ARC and forwarded to the carrier, while other carriers will not.]

BOTH ISR AND POSTAL LOCATIONS

B. The Agent recognizes and agrees that ARC and its designees, are authorized to represent ARC and the carriers for purposes of inspecting the books and records of the Agent pursuant to this agreement. In making such inspections, they may seek to determine whether the Agent is in full compliance with the provisions of the agreement. Books and records shall be opened for such inspection upon reasonable notice and the authorized representatives shall have authority to make such notes and copies as they deem appropriate.

C. The Agent will be apprised of the purpose or occasion for such examination, and will be obligated to provide only those documents material and relevant to the examination, that are requested by the authorized representative. ARC shall upon written request by the Agent, provide a copy of any written report prepared by the ARC representative who has completed an inspection of the books and records of such Agent.

D. A carrier may examine the Agent's records with respect to ARC traffic documents issued by the Agent on behalf of such carrier at any time.

SECTION XV: REVIEWS OF QUALIFICATIONS OF AND BREACHES BY AGENT

A. In situations such as the following, in which it appears to ARC that there may be or has been fraudulent conduct on the part of the Agent and that there is a clear and present danger of substantial loss to ARC and/or the carriers, ARC may (i) immediately remove its traffic documents (paper format only) and all airline identification plates from the Agent, and so notify the carriers, (ii) notify the system providers to inhibit the transmission of ticketing records for the printing of such onto ARC traffic documents (paper format) by such Agent, and (iii) prohibit the use of ARC traffic document numbers for the issuance of ARC traffic documents (electronic format) by system providers on behalf of such Agent and all agents under common control with the Agent:

    1. Failure to include in a report the auditor's coupon (paper or electronic format) of all ARC traffic documents issued through the close of the sales report period, even though payment was subsequently made upon demand;

    2. Issuance of ARC traffic documents against a credit card without the cardholder's authority, or against a stolen or otherwise fraudulent credit card;

    3. Post-validation of ARC traffic documents; alteration of the issuance date on ARC traffic documents; or consistent or extensive reporting of sales in which ARC traffic documents have been issued out of numerical sequence;

    4. Failure to account for missing ARC traffic documents or for flight, exchange, or service coupons thereof;

    5. Permitting blank, prevalidated, or partially written ARC traffic documents (paper format), or ARC-issued numbers (electronic format) to be removed from the authorized agency location for issuance elsewhere;

    6. Permitting alteration, omission, or other falsification on coupons of original ARC traffic documents or on any reissue thereof;

    7.  Falsification of reports, traffic documents, or other documents;

    8. Acceptance of custody of, or delivering, blank, prevalidated, or partially written ARC traffic documents (paper format) or ARC-issued numbers (electronic format) not previously assigned to it under this agreement;

    9. Distribution, sale or issuance of ARC traffic documents (paper format) or ARC-issued numbers (electronic format) which the Agent knew, or reasonably should have known, were stolen or reported as missing; or

    10. Reporting cash refunds against sales made on credit cards.

    11. Permitting the unlawful or unauthorized access or use of an airline or system provider computer reservations system owned, leased or controlled by it in connection with the issuance of ARC traffic documents.

    12. Without the authority of the ticketing carrier on which the ARC traffic document is issued, (a) issuing an ARC traffic document in exchange for any traffic document previously issued by another agent or by a carrier, or (b) issuing an ARC traffic document in exchange for a traffic document previously issued by the Agent naming another carrier as the ticketing carrier;

    13. Engaging in a pattern of potential "bust-out" activity, such as a sudden, sharp increase of sales, which, along with other relevant information, indicates to ARC that the Agent is engaging in fraud;

    14. Issuing, writing up, or otherwise producing duplicate or invalid credit memos;

    15. In the absence of specific permission of the carrier, using any credit card which is issued in the name of the Agent, or in the name of any of the Agent's personnel, or in the name of any third party, for the purchase of air transportation for sale or resale to other persons, or reporting to the carrier the sale of any air transportation as a credit card transaction where at any time the Agent bills, invoices, or receives payment in cash from the customer for such air transportation; or

    16. Submitting for refund or reissuance an ARC traffic document or transaction which has already been refunded or reissued.

The Agent shall thereupon have the right of appeal to the Arbiter on an expedited basis pursuant to procedures established by the Arbiter. Unless, within 10 calendar days after ARC's demand for ARC's traffic documents and the airline identification plates, (a) an appeal is received by the Arbiter, (b) ARC has received from the Agent all ARC traffic documents (paper format) and airline identification plates entrusted to the Agent, and (c) ARC has received from the Agent a properly executed "Personal Guaranty of Payment and Performance," attachment C of this agreement, the Agent's agreement will be terminated by ARC without further notice. Upon termination of the agreement pursuant to this section, ARC shall notify the carriers and the system providers that the Agreement has been terminated and that the issuance of ARC traffic documents is prohibited.

B. If there is reason to believe that the Agent has breached a provision of this agreement, ARC may file a complaint against the Agent with the Arbiter.

C. If the Arbiter so directs, ARC shall remove from the agency list the Agent or any branch location. ARC the Agent has been removed from the agency list, ARC shall terminate the agreement with the Agent on behalf of all carriers. Upon termination of the agreement pursuant to this section, ARC shall notify the carriers and the system providers that the agreement has been terminated and that the issuance of ARC traffic documents is prohibited.

SECTION XVI: ANNUAL AND APPLICATION FEES

A. For each calendar year the Agent agrees to pay an annual administrative fee to ARC for each of its authorized agency locations to defray a portion of the costs associated with the operation of the ARC program as well as half of the costs associated with the operation of the Travel Agent Arbiter Program, Inc. The amount of such annual fee will be determined by the ARC Board of Directors, and ARC will notify the Agent of the amount of the fee for the next ensuing year before the end of the previous calendar year.

    1. This fee will be collected by an area bank which will draw a separate check against the designated account of each authorized agency location with the second sales report period ending in January for the current calendar year.

    2. If the separate check for the annual fee is not paid. and the amount remains unpaid 14 days thereafter, the Agent or authorized agency location involved will be removed from the agency list. Thereafter, ARC shall terminate the agreement and withdraw from the Agent all ARC traffic documents and airline identification plates and so notify the carriers. ARC shall also notify the carriers and the system providers that the agreement has been terminated and that the issuance of ARC traffic documents is prohibited.

    3. For an authorized agency location added to the agency list during a calendar year, the annual fee will be included with the application fee.

B. An application filed by the Agent under this agreement to change its name. location, or ownership shall include therewith a fee as prescribed from time to time by ARC. The amount of such fee shall relate to the administrative expenses in processing the application and expenses incurred in updating the database.

SECTION XVII: SPECIAL LOCATION EXEMPTIONS

A. An authorized agency location that is located on the premises of a customer of the Agent and that issues ARC traffic documents primarily to that customer or its employees, may, upon request by the Agent, be classified as a customer-premises location. A customer-premises location must meet all the requirements provided in this agreement, including the qualifications in section IV for retention on the agency list, except that:

    1. The person meeting the personnel standards of section IV.B.2 may be an employee of either the Agent or the customer; and

    2. The location need not meet the requirements of sections IV.C.2, 4, and S; and

    3. If the location is a branch location, it need not meet the requirements of section IV.B.1.

B. An authorized agency location that is not open and freely accessible to the public may, upon request by the Agent, be classified as a restricted-access location. A restricted-access location must meet all the requirements provided in this agreement, including the qualifications in section IV for retention on the agency list, except for the requirements provided in sections IV.C.2, 4, and 5.

C. 1. An Agent who wishes to have an authorized agency location classified as a customer-premises or restricted-access location, or who wishes to have an existing classification terminated, shall submit to ARC a written request for such action. If the request is to obtain a new classification, it shall set forth facts sufficient to show that the location is entitled to the classification requested in accordance with the qualifications set forth in subsection A or B above. If the request is to terminate an existing classification, it shall set forth facts sufficient to show that the location meets the qualifications in section IV for retention on the agency list from which the location was exempted by virtue of its current classification.

    2. ARC shall promptly review any such request and notify the Agent whether the request is granted or denied. If the request is denied. the notification to the Agent shall include a statement of the reasons therefor. The Agent may obtain review of the denial. in accordance with section XXIII of this agreement.

D. An agency location may, upon request by the Agent, be classified as an on-site location if it meets the following conditions:

    1. The location is on the premises of a single client of the Agent for the primary purpose of providing travel services to that client; it is not intended to serve the general public;

[Official Commentary: It is ARC's intent that the Agent primarily serve one client's business needs at this location (for example, one corporate client or one government client), but not be precluded from providing that client's employees with leisure travel counseling and ticketing or from serving other business clients.]

    2. The location complies with all requirements for a branch application, except as otherwise noted, although it need not comply with section IV.B.I, section IV.C.S, or section Vl.C, X.C.I. or X.A. of Attachment B; and

[OFFICIAL COMMENTARY: ARC RECOGNIZES THAT AN ON-SITE LOCATION IS NOT ENGAGED IN THE SALE OF AIR TRANSPORTATION TO THE GENERAL PUBLIC. ARC ALSO ENVISIONS THAT A CUBICLE MAY BE THE ACTUAL ON-SITE LOCATION, AND RECOGNIZES THAT SUCH A LOCATION CANNOT BE LOCKED. HENCE, THE EXCEPTIONS FROM SECTION IV.C.5 AND FROM SECTION X.A OF ATTACHMENT B ARE PROVIDED FOR. THE OTHER EXCEPTIONS, HOWEVER, IF UTILIZED BY THE AGENT, CARRY WITH THEM THE ASSUMPTION OF FULL AND ABSOLUTE LIABILITY FOR ANY AND ALL DAMAGE, EXPENSE OR LOSS AT SUCH LOCATIONS. SEE, ALSO, SECTION XVII.D.6 BELOW.]

    3. The location is or will be staffed by a person meeting the personnel standards of section IV.B.2 (but that person may be employed by either the Agent or the client of the Agent);

    4. The location is not identified or advertised to the public as, or held out to the public to be, an office for the sale of air transportation or ancillary services on behalf of the air transportation industry. However, signage, identifying the on-site branch location within the premises occupied by the Agent's client, is permitted;

    5. If the location is not in compliance with section VI.C of attachment B, then the traffic documents referenced in sections Vl.A.2 and A.3 of Attachment B must be placed in a locked steel container.

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
    6. If the location is staffed by a person employed by the client of the Agent or if the location does not fully comply with section VI.C or X..C.1 of attachment B, then the Agent assumes full and absolute liability for any and all damage, expense, or loss experienced by any carrier, its officers, agents, or employees on account of the loss, misapplication, theft, or forgery of ARC traffic documents assigned to the location.

[OFFICIAL COMMENTARY: THE AGENT WILL, CONVERSELY, BE RELIEVED FROM LIABILITY IF THE SECURITY CONTAINER DETAILED IN SECTION VI.C AND THE TICKET PRINTER REFERENCED IN SECTION X.C.1 ARE PLACED IN A LOCKED ROOM UNDER ITS EXCLUSIVE CONTROL, AND THE TICKETING QUALIFIER AT THE LOCATION IS EMPLOYED BY THE AGENT.]

SECTION XVIII: NOTICES

A. Any notice which this agreement explicitly requires to be given in writing shall be sufficient if sent by prepaid telegram, mailgram, mail, or any government licensed delivery service which service provides a shipping receipt. airbill, or documentation of delivery, addressed as the Agent or ARC (as appropriate) shall have designated in writing during the term of this agreement.

    The date of such notice, for the purpose of making calculations with regard thereto, shall be the date such notice was mailed, telegraphed, or placed in the hand of a government licensed delivery service for delivery.

B. Any notice which this agreement does not explicitly require to be made in writing shall be sufficient if made by any reasonable means, including, but not limited to, telephone notice or, for ISR locations' a screen prompt over the Agent's system provider.

SECTION XIX: CENTRAL COLLECTION SERVICE

In order to expedite the flow and payment of (1) debit memos issued by a carrier against the Agent, and (2) credit request memos issued by the Agent against a carrier, and to provide a uniform manner of processing such items should the Agent or carrier fail to act upon direct submissions to them within a reasonable time, the Agent and carriers may issue credit request memos and debit memos, respectively, which may be submitted to the Central Collection Service, under the terms and conditions set forth in attachment D, hereto.

SECTION XX: TRANSFER OR ASSIGNMENT OF AGREEMENT, DEATHS AFFECTING
  OWNERSHIP, ABANDONMENT OF AUTHORIZED AGENCY LOCATION, TEMPORARY
  CLOSURE

A.  CHANGE OF OWNERSHIP

    1. This agreement may not be assigned or transferred by the Agent without the approval of ARC. Moreover, if 30 percent or more of the shares of stock, cumulative, of the Agent have been sold or otherwise transferred (unless such Agent is an entity whose shares are listed on a securities exchange or are regularly traded in an over-the-counter market), ARC approval, for purposes of retention on the ARC agency list, must be obtained.

    2. Procedures for approval of changes of ownership are set forth in attachment G hereof. Upon receipt of a complete application for approval of a change of ownership, ARC shall notify the carriers and the system providers. Carriers and system providers will also be notified when such application is approved.

    3. Possession of ARC traffic (paper format) by a new owner as well as access to such in an electronic format prior to ARC approval will be subject to appropriate action by ARC.

    4. If ARC determines that this agreement has been assigned or transferred, or that ownership of a branch location covered by this agreement has been assigned or transferred or that 30 percent or

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
       more of the stock in the agency entity has been sold or otherwise transferred and that ARC approval for purposes of retention on the ARC agency list has not been given, ARC may take appropriate action consistent with section XXIII of this agreement.

    5. In the event a transfer or assignment of ownership interest occurs without ARC approval with respect to a branch location, the procedures set forth in paragraph 4 above shall only apply to the agency location affected by the change.

B.  DISAPPROVAL OF CHANGE OF OWNERSHIP

If ARC disapproves an application for a change of ownership, the carriers and the system providers shall be notified. The applicant may obtain a review of the disapproval by the Arbiter, in accordance with section XXIII of this agreement.

The carriers and system providers shall also be notified when an application for approval of change of ownership is withdrawn and/or returned to the applicant.

C.  DEATH OF A SOLE PROPRIETOR

    1. On receipt of information of the death of the sole proprietor of the Agent, ARC shall notify all carriers. and may (i) withdraw all ARC traffic documents (paper format) and airline identification plates supplied to such Agent, and (ii) notify the system providers to inhibit the transmission of ticketing records for the printing of such onto ARC traffic documents (paper format) by such Agent, and (iii) prohibit the use of ARC traffic document numbers by system providers for the issuance of ARC traffic documents (electronic format) on behalf of such Agent. In order to preserve the goodwill of the agency as far as possible, ARC may, at the request of the person entitled to represent the deceased's estate, enter into a temporary agreement with such person acting on behalf of the estate provided that such person submits a proper bond or letter of credit in the name of the estate. The temporary agreement shall be in the same form and have the same effect as this agreement. ARC shall examine the matter periodically, and, if it considers that conditions so warrant, shall direct that the temporary agreement be terminated. ARC shall notify all carriers and the agency accordingly, and may take appropriate action consistent with section XXIII of this agreement. Upon termination of the temporary agreement, ARC shall so notify the carriers and the system providers that the issuance of ARC traffic documents, whether in paper or electronic format, is prohibited.

    2. If the person entitled to represent the estate proposes to transfer the temporary agreement to an heir, legatee, or other person, such transfer shall be deemed a change of ownership, and the procedures of attachment G shall apply.

    3. Subject to earlier termination under the provision set forth above, a temporary agreement shall terminate if the representative of the estate ceases to carry on the agency business at the location covered by such agreement.

D.  DEATH OF A PARTNER

    1. In the event of a death of a member of a partnership or other unincorporated firm, ARC will notify all carriers, and may (i) withdraw all ARC traffic documents (paper format) and airline identification plates supplied to such Agent and (ii) notify the system providers to inhibit the transmission of ticketing records for the printing of such onto ARC traffic documents (paper format) by such Agent, and (iii) prohibit the use of ARC traffic document numbers by system providers for the issuance of ARC traffic documents (electronic format) on behalf of such Agent. In order to preserve the goodwill of the agency as much as possible, ARC may enter into a temporary agreement with the representative of the deceased's estate and/or remaining partner(s), provided such person(s) presents a proper bond or letter of credit as provided herein.

       The temporary agreement may be extended by ARC for good cause shown. The temporary agreement shall be in the same form and have the same terms and conditions as this agreement.

    2. If the person(s) with whom the temporary agreement is executed proposes to become the new owner(s), or proposes to transfer the agreement to another person, such transfer shall be deemed a change of ownership and the procedures of attachment G shall apply.

    3. Subject to earlier termination under the provision set forth above, a temporary agreement shall terminate if the person(s) with whom the temporary agreement is executed ceases to carry on the agency business at the location covered by such agreement.

E.  ABANDONMENT OF AUTHORIZED AGENCY LOCATION

    1. If ARC has cause to believe that the Agent has failed to keep its authorized agency location open and freely accessible to the public in accordance with section IV.C.4 (except as provided in section XVII of this agreement) and/or the Agent has moved its agency location without prior written notice to ARC (in accordance with section Vl.B of this agreement), ARC will notify the agent in writing of such breach or breaches. Such notice shall be sent to the address which the Agent shall have designated in writing during the term of this Agreement, by a delivery service which provides a shipping receipt, airbill, or documentation of delivery. If ARC does not receive a written response to such notice on or before the 15th day from the date of such notice, this agreement shall terminate automatically and without further notice, effective the 16th day from the date of such notice. ARC shall notify the carriers and the system providers that the Agreement has been terminated and that the issuance of ARC traffic is prohibited.

       a) ARC shall have cause to believe that the Agent has closed, abandoned, or changed its authorized agency location without notifying ARC, for the purposes of this section, based on any reliable indicia of abandonment, closure, or changed location, including, but not limited to, the following: (1) the disconnection of the telephone number of the Agent's authorized location with no indication that the number has been changed or the telephone line has been damaged or is being serviced; (2) an ARC representative's observations upon visiting the Agent's authorized location, e.g., location is empty or non-existent, no forwarding address; or, (3) two or more returned letters or written notices sent by ARC to Agent's address of record.

F.  TEMPORARY CLOSURE

    1. In the event of a situation beyond the Agent's control, e.g., fire, flood, illness, ARC may, upon written request by the Agent, permit the Agent to temporarily close its authorized agency location(s), for a period not to exceed 30 days. The Agent's request must be made within 10 days of the closure of the agency location. If circumstances warrant, ARC may approve a request for temporary closure which exceeds 30 days. All requests for temporary closure must be in the form prescribed by ARC and approved by ARC in writing. ARC's approval shall state the temporary closure time period. ARC shall not unreasonably deny any request for temporary closure of an authorized agency location, and the Agent may request the Travel Agent Arbiter to review any such denial.

    2. The Agent's bond or letter of credit shall remain in full force and effect. Agent shall, in accordance with section Vlil of this agreement, continue to submit weekly sales reports reflecting "no sales" when the agency location is temporarily closed unless ARC has removed all ARC traffic documents and carrier identification plates from the Agent during the period of closure, and notified the carriers and system providers that issuance of ARC traffic documents is prohibited.

    3. ARC shall notify the carriers and the system providers of the temporary closure of the Agent's authorized location(s), directing that the system providers inhibit the transmission of ticketing records for the printing of such onto ARC traffic documents (paper format) by such Agents, and prohibiting the use of ARC traffic document numbers by system providers for the issuance of ARC traffic documents (electronic format) on behalf of such Agent. When the location(s) are reopened, the carriers and the system providers shall be notified.

    4. If the agent fails to reopen within the time period approved by ARC, the agreement with the closed location(s) will be terminated, following 10 days advance notice to the Agent, and ARC shall notify the carriers and the system providers, accordingly.

SECTION XXI: REDUCED RATE TRANSPORTATION FOR AGENT

The provision of free or reduced rate transportation by a carrier to the Agent and its employees shall be in accordance with such terms, rules and regulations as the carrier shall establish.

SECTION XXII: REMUNERATION OF AGENTS

The remuneration paid the Agent for the sale of air transportation shall be that established by the carrier, or shall be such as may be mutually agreed between the carrier and the Agent, and is not provided herein.

SECTION XXIII: TRAVEL AGENT ARBITER

Disputes between the Agent and ARC shall be resolved by the Arbiter in accordance with the rules and procedures promulgated and published by the Arbiter and the decision of the Arbiter shall be final and binding; provided, however, that neither the Agent nor ARC is precluded from seeking judicial relief to enforce a decision of the Arbiter, or to compel compliance with a requirement or prohibition of this agreement prior to the filing of an answer in a proceeding concerning such requirement or prohibition before the Arbiter.

SECTION XXIV: INTERPRETIVE OPINION PROCEDURES

A. The Agent may, by written submission, request from ARC an opinion of the interpretation or application of an ARC resolution or a provision of an ARC agreement which may affect travel agents in their role as agents for carrier parties to the ARC carrier services agreement. The following guidelines will apply to such a request:

    1.  ARC must answer the request within fifteen (15) days of its receipt;

    2. The opinion shall relate only to the Agent and the specific question(s) raised in the request; and

    3. Unless the Agent seeks appeal of the opinion as hereinafter provided, the request and opinion shall not be circulated to any other person.

B. The Agent seeking appeal of an opinion rendered above may by written submission to ARC, place on the agenda of the next ARC Board of Directors meeting, a request for the review of the opinion. The Board's decision shall be reported in the Minutes of the meeting, and a copy of the decision shall be promptly provided to the Agent.

SECTION XXV: MEMORANDUM OF AGREEMENT AND ALTERNATIVE
  MEANS OF AGENT CONCURRENCE

    ARC may prepare a memorandum of agreement, execution of which binds ARC and the Agent, and the carriers appointing the Agent, to the terms and conditions of this agreement. The memorandum of agreement shall be executed in duplicate. The Agent's copy shall be attached to its copy of this agreement and the second copy will be returned to, and retained by, ARC. Alternatively, the Agent's concurrence in the terms and conditions of this agreement may be obtained through an electronic signature; may be deemed to have occurred upon the Agent's performance under the agreement, following advance notice, as of a fixed date; or, may be obtained or deemed to have occurred by any other means adopted by the ARC Board of Directors, such as via the entry of an electronic personal identification number (PIN), which means is performed by the Agent area such adoption.

SECTION XXVI: AMENDMENT OF THIS AGREEMENT

A. ARC, in discharging the responsibility of notice, will submit each future amendment to this agreement to the Agent not less than forty-five days prior to the effective date of the amendment, unless otherwise specified.

    In the event that, immediately prior to the effectiveness of the amendment, this agreement is at that time subject to termination in accordance with its terms, this agreement shall remain subject to such termination, without regard to whether the amendment alters any provision of this agreement related to the basis for the termination.

B. If ARC does not receive an executed amendment by the effective date thereof or the Agent's concurrence in the Agreement cannot be demonstrated, ARC may remove the Agent from the agency list and terminate this agreement with the Agent. Thereupon, ARC shall notify the carriers and, also, the system providers that the issuance of ARC traffic documents is prohibited.

SECTION XXVII: ASSURANCE OF NONDISCRIMINATION
  (EFFECTIVE ONLY AS BETWEEN THE AGENT AND EACH U.S. CARRIER;
  NOT EFFECTIVE AS BETWEEN THE AGENT AND ARC, ITSELF).

In accordance with the Air Carrier Access Act of 1986 and 14 C.F.R. Part 382, the Agent shall not discriminate on the basis of handicap in performing services for air carriers subject to said Act, and the Agent shall comply with directives of the air carrier Complaints Resolution Officials issued pursuant to 14 C.F.R.
Part 383.

SECTION XXVIII: EFFECTIVENESS

A. This agreement shall become effective as between the Agent and ARC on the date stated on the memorandum of agreement.

B. This agreement shall be effective as between the Agent and each carrier which has, or hereafter may have, issued an appointment to the Agent. This agreement shall have the same force and effect between the carrier and the Agent as though they were both named in, and had subscribed their names to, the memorandum on the date appearing thereon.

SECTION XXIX: TERMINATION

A. This agreement may be terminated as between the Agent and ARC, and between the Agent and all carriers jointly, at any time by notice from the Agent to ARC, subject to a full and complete accounting. This agreement may be terminated as between ARC and the Agent in accordance with this agreement by notice in writing from ARC to the Agent.

B. Whenever under the terms of this agreement ARC is required to remove the Agent or its branch location from the agency list, ARC will terminate this agreement with respect to the Agent or location, respectively.

C. Upon termination as between the Agent and ARC, and between the Agent and all carriers jointly, all unused ARC traffic documents (paper format) and airline identification plates shall be immediately returned, together with all monies due and payable to the carriers hereunder, and a complete and satisfactory accounting rendered. ARC may designate a representative to remove all ARC traffic documents (paper format) and airline identification plates from the Agent.

ISR LOCATIONS

    In addition to the above, upon termination as between the Agent and ARC, and between the Agent and all carriers jointly. the Agent must return to ARC all supporting documents as listed in section XIV, above, which are less than or equal to two years of age as of the date of termination, such age to be calculated from the ending date of the report period during which the transaction evidenced by the supporting documents occurred. ARC may designate a representative to remove all ARC traffic documents (paper format) and airline identification plates from the Agent.

ISR AND POSTAL LOCATIONS

D. Whenever this agreement is terminated pursuant to paragraph A or B above, ARC shall notify all carriers and advise them of the effective date thereof. ARC shall also notify the system providers that the issuance of ARC traffic documents, whether in paper or electronic format, is prohibited. Additionally, the Agent shall cease any and all use of its code number(s) for purposes related to the issuance of ARC traffic documents.

E. A carrier appointment may be terminated as between the Agent and any individual carrier at any time by notice in writing from one to the other. If a carrier which issues specific certificates of appointment under section V hereof, elects to terminate its appointment of the Agent, it shall notify the Agent of the termination of the certificate of appointment. A carrier which has deposited with ARC a concurrence for appointment of all agents may terminate its appointment of the Agent by notifying the Agent by certified mail, with a copy to ARC's Agency Accreditation Services, such notice to be distributed by ARC to all carrier participants, that the Agent shall not represent that carrier. ARC shall also notify the system providers that the Agent's agreement with the Carrie. is terminated. The system providers shall inhibit the printing of ARC traffic documents validated with such carrier's identifier as well the generation of such ARC traffic documents in an electronic format. Upon receipt of notice from a carrier that the termination of the Agent's agreement has been rescinded or revoked, ARC shall so notify the carriers and the system providers.

F. Termination shall take effect immediately upon receipt of notice, or upon the date indicated therein, whichever shall be later, subject to the fulfillment by each of the parties of all obligations accrued prior to the effective date of such termination.

G. ARC shall be considered a real party in interest in any cause of action, suit, or arbitration (hereinafter collectively "action") to enforce the terms of this agreement, including any action brought by ARC, after the termination of this agreement by ARC or the Agent, to collect amounts due the carriers by the Agent.

SECTION XXX: OTHER AGREEMENTS SUPERSEDED

This agreement shall supersede any and all prior agreements between the Agent and any carrier party to the Carrier Services Agreement concerning the issuance of ARC traffic documents for such party, including the Air Traffic Conference of America Passenger Sales Agency Agreement, except with respect to rights and liabilities thereunder existing at the date hereof.

SECTION XXXI: CHOICE OF LAW

This Agreement shall be construed in accordance with, and governed by, the laws of the Commonwealth of Virginia.

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